UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2016 (October 19, 2016)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard, Suite 101, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” “ZGSI” or the “Company” refers to the Registrant, Zero Gravity Solutions, Inc.

Item 1.01

Entry into a Material Definitive Agreement.

On October 19, 2016, the Company’s wholly-owned subsidiary, BAM Agricultural Solutions, Inc. (“BAM”), entered into an exclusive Distribution Agreement (the “Agreement”) with Mr. Davi Teixeira Do Amaral (“Distributor”), providing for the exclusive distribution of the Company’s proprietary BAM-FX product to customers in Paraguay by Distributor. Pursuant to the Agreement, Distributor has agreed, acting as an independent contractor, to use its best efforts to sell and distribute BAM-FX in Paraguay, which will include the supervision of the sales, marketing, legal and administrative tasks deemed necessary to accomplish such distribution taken in accordance with protocols provided by BAM. Accordingly, BAM has agreed to not otherwise solicit or promote the sale of BAM-FX directly or indirectly through third parties to any customers in Paraguay during the term of the Agreement.

BAM-FX product will be sold by the Distributor at a price per gallon set by BAM, payable in USD. Distributor has also agreed to a minimum purchase commitment of 74,000 gallons of BAM-FX during the initial year of the Agreement. The minimum purchase commitment may be adjusted after the initial year of the Agreement upon BAM’s sole discretion, except that the minimum purchase commitment may not be 2% greater than the prior year’s minimum or the actual number of gallons purchased in the prior year, whichever is greater. The initial term of the Agreement is three years and will automatically renew for an additional three year period unless written notice of termination is provided by the Distributor at least sixty days prior to the end of the initial term of the Agreement.

The foregoing is only a brief description of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to Exhibit 10.1 filed herewith.

Item 8.01

Other Events.

On October 19, 2016, the Company issued a press release entitled “Zero Gravity Solutions, Inc.’s Wholly-Owned Subsidiary, BAM Agricultural Solutions, Inc., Signs an Exclusive Distribution Agreement for the Republic of Paraguay.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Distribution Agreement between BAM Agricultural Solutions, Inc. and Davi Teixeira Do Amaral, dated October 19, 2016.*
99.1	Press Release dated October 19, 2016 entitled “Zero Gravity Solutions, Inc.’s Wholly-Owned Subsidiary, BAM Agricultural Solutions, Inc., Signs an Exclusive Distribution Agreement for the Republic of Paraguay.”

*Confidential portions of this exhibit (indicated by asterisk) have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: October 25, 2016	By:	/s/Glenn Stinebaugh
Glenn Stinebaugh
Chief Executive Officer